Exhibit 5.4

May 4, 2020

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Re:

MGM Resorts International 6.750% Senior Notes Due 2025; Underwriting Agreement dated April 23, 2020 among MGM Resorts International, the Subsidiary Guarantors and J.P. Morgan Securities LLC BofA Securities, Inc. and as Representatives of the several Underwriters

Ladies and Gentlemen:

We have acted as special Mississippi counsel to MGM Resorts International, a Delaware corporation (the “Company” or “MGM Resorts”), in connection with that certain Underwriting Agreement dated April 23, 2020 among MGM Resorts, the Subsidiary Guarantors, and J.P. Morgan Securities LLC and BofA Securities, Inc., as Representatives of the several Underwriters named therein (as amended and restated, the “Underwriting Agreement”). This opinion is delivered pursuant to Section 5(b)(5) of the Underwriting Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Underwriting Agreement and Exhibit E thereto.

In rendering this opinion, we have examined executed originals, counterparts or copies, certified or otherwise identified to our satisfaction as being true copies, of each of the documents referenced below:

A.	The Underwriting Agreement;

B.	The Notes;

C.	The Base Indenture;

D.	The Eighth Supplemental Indenture;

E.	The Subsidiary Guarantees;

F.	The Pricing Disclosure Package;

G.	The Registration Statement;

H.	The Prospectus;

I.	The certificate of formation and operating agreement of MGM Resorts Mississippi, LLC, a Mississippi limited liability company (“MGMRM”);

	T 601.948.5711	Suite 1400
Post Office Box 6010	F 601.985.4500	1020 Highland Colony Park
Ridgeland, MS 39158-6010	www.butlersnow.com	Ridgeland, Mississippi 39157

BUTLER SNOW LLP

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

J.	The certificate of formation and operating agreement of Beau Rivage Resorts, LLC, a Mississippi limited liability company (“BRR” and together with MGMRM, the “Mississippi Subsidiaries”);

K.

Certificates of the Secretary of State of the State of Mississippi dated April 23, 2020 as to the existence and good standing of each of the Mississippi Subsidiaries in the State of Mississippi (each, a “Good Standing Certificate”); and

L.	The portion of Exhibit 99.1 to the Company’s annual report on Form 10-K for the year ended December 31, 2019 entitled “Description of Regulation and Licensing – Mississippi Government Regulation.”

The documents listed above as A, B, C, D, E, F, G and H are collectively referred to herein as the “Transaction Documents.”

We have examined, and relied upon for purposes of this opinion, one or more certificates of officers and representatives of each of MGM Resorts and the Mississippi Subsidiaries with respect to certain factual matters, which, with your permission, we have not independently verified. In addition, except as stated below, we have also examined, and relied upon for purposes of this opinion, originals or copies, certified or otherwise identified to our satisfaction, of (i) corporate records, agreements and other instruments and (ii) documents of public officials, and we have conducted such other investigations of fact or law as we have deemed necessary or advisable for purposes of this opinion.

Except as to the documents referenced above, we have not reviewed, and we express no opinion as to, any instrument or agreement referred to or incorporated by reference in the Transaction Documents. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, the conformity to originals of all copies of all documents submitted to us, and the accuracy and totality of all such documents submitted to us as originals or copies. We have assumed that the most recent drafts of the Transaction Documents submitted to us do not vary in any material respect from their executed versions.

We have assumed that MGM Resorts and those of the Company Subsidiaries which are not Mississippi Subsidiaries (the “Other Subsidiaries”) are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, have all requisite corporate or other organizational power and authority to enter into, deliver, and perform their obligations under the Transaction Documents to which they are a party, and have taken all necessary corporate action to authorize the execution, delivery and performance by such entities of the Transaction Documents to which they are a party. We have assumed that the Transaction Documents constitute the valid, binding and enforceable obligations of all parties thereto other than the Mississippi Subsidiaries.

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Based upon the foregoing, and subject to the foregoing and the further qualifications, assumptions, and limitations set forth below, we are of the opinion that, as of the date hereof:

(i)    MGMRM has been duly organized and, based solely on the Good Standing Certificate applicable to MGMRM, is validly existing as a limited liability company in good standing under the laws of Mississippi. Assuming the capital contribution of Mandalay Resort Group (“MRG”) stated in the operating agreement was received by MGMRM, all of the issued and outstanding membership interests of MGMRM have been validly issued and, based solely on our review of the operating agreement, are directly owned of record by MRG. Assuming MRG acquired such membership interests in good faith and without knowledge of any adverse claim, to our knowledge, except as disclosed in each of the Pricing Disclosure Package and the Prospectus, MRG holds such membership interests free and clear of any security interest, lien, encumbrance or other adverse claim. To our knowledge, except as disclosed in each of the Pricing Disclosure Package and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any membership interests of MGMRM or any security convertible into, exercisable for, or exchangeable for membership interests of MGMRM.

(ii)    BRR has been duly organized and, based solely on the Good Standing Certificate applicable to BRR, is validly existing as a limited liability company in good standing under the laws of Mississippi. Assuming the capital contribution of the Company stated in the operating agreement was received by BRR, all of the issued and outstanding membership interests of BRR have been validly issued and, based solely on our review of the operating agreement, are directly owned of record by the Company. Assuming the Company acquired such membership interests in good faith and without knowledge of any adverse claim, to our knowledge, except as disclosed in each of the Pricing Disclosure Package and the Prospectus, the Company holds such membership interests free and clear of any security interest, lien, encumbrance or other adverse claim. To our knowledge, except as disclosed in each of the Pricing Disclosure Package and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any membership interests of BRR or any security convertible into, exercisable for, or exchangeable for membership interests of BRR.

(iii)    Each of the Mississippi Subsidiaries has all requisite limited liability company power and authority to own, lease and license its assets and properties, to conduct its businesses as described in the Pricing Disclosure Package and the Prospectus, but only to the extent the same are currently conducted and operated, and to enter into and perform its obligations under the Underwriting Agreement, the Indenture and its Subsidiary Guarantee, to the extent that it is a party thereto.

(iv)    Each Mississippi Subsidiary has taken all necessary limited liability company action to authorize the execution and delivery of the Underwriting Agreement, the Indenture and its Subsidiary Guarantee, to the extent that it is a party thereto. The execution and delivery of the Underwriting Agreement, the Indenture and the Subsidiary Guarantees and performance of the Underwriting Agreement, the Indenture and the Subsidiary Guarantees by the respective parties thereto and the consummation of the transactions contemplated in the Underwriting Agreement,

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

the Pricing Disclosure Package and the Prospectus and compliance by the Mississippi Subsidiaries with their respective obligations thereunder will not, to our knowledge: (1) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Mississippi Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any Mississippi Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of any Mississippi Subsidiary is subject which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; or (2) result in any violation of the provisions of (A) any applicable law, administrative regulation or administrative or court decree which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or (B) the articles of incorporation, bylaws, certificate of formation or operating agreement of any Mississippi Subsidiary.

(v)    To our knowledge, no Mississippi Subsidiary is in violation of any term or provision of its articles of incorporation, bylaws, certificate of formation or operating agreement. Except as disclosed in each of the Pricing Disclosure Package and the Prospectus, to our knowledge, no default exists and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any express term, covenant or condition by such Mississippi Subsidiary of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which such Mississippi Subsidiary is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default would have a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries considered as one enterprise.

(vi)    No authorization, approval, consent, order, license, certificate or permit (each, a “Mississippi Permit”) required of or from any governmental or regulatory body (each, a “Mississippi Gaming Authority”) under the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder (collectively, “Mississippi Gaming Laws”) is required for the performance by each Mississippi Subsidiary of the Underwriting Agreement or for the consummation of the transactions contemplated thereby or any other transaction described in each of the Pricing Disclosure Package and the Prospectus to be entered into in connection therewith (including the issuance of the Subsidiary Guarantees) except for such Mississippi Permits that have been obtained. The Underwriting Agreement, the Pricing Disclosure Package and the Prospectus have been presented to all Mississippi Gaming Authorities to the extent required by any Mississippi Gaming Laws, and such documents and the transactions contemplated hereby or thereby have been approved by or on behalf of such Mississippi Gaming Authorities to the extent required by any Mississippi Gaming Laws, or the requirement for approval has been waived, and such approvals or waivers have not been revoked, modified or rescinded.

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(vii)    The statements under the caption “Regulation and Licensing” and elsewhere in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding Mississippi laws, rules, regulations and legal conclusions included in the Pricing Disclosure Package and in the Prospectus and the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 included in Exhibit 99.1 under the heading “Mississippi Government Regulation,” in each case as in effect at the date such statements were made, were true and correct in all material respects as of the Applicable Time and as of the Closing Time.

(viii)    The Underwriting Agreement, the Indenture and the Subsidiary Guarantees have been duly and validly authorized, executed and delivered by the Mississippi Subsidiaries party thereto.

(ix)    To our knowledge, there are no material legal or governmental proceedings pending or threatened other than any regularly scheduled re-licensing proceedings now pending before any Mississippi Gaming Authority and other than those disclosed in the Pricing Disclosure Package and the Prospectus, the adverse determination of which would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(x)    The Mississippi Subsidiaries are not, nor will they be upon the execution and delivery of the Transaction Documents, subject to regulation under any Mississippi statute or regulation limiting their ability to incur indebtedness for borrowed money, except the Mississippi Gaming Laws and any rules, ordinances or regulations of local regulatory authorities, the provisions of which have been complied with by the Mississippi Subsidiaries.

In rendering the opinions expressed herein, we have assumed, without inquiry or investigation, that there has been no mutual mistake of fact or misunderstanding, fraud, duress, or undue influence involved with respect to any party, and that each party has complied with any requirement of good faith, fair dealing and conscionability.

We disclaim liability as an expert under the securities laws of the United States or any other jurisdiction and express no opinion herein as to compliance with, or the effect of (i) federal or state securities laws, or (ii) federal or state anti-fraud laws.

Wherever we indicate that our opinion is to the best of our knowledge or is based on our knowledge, our opinion is based solely on (i) the current actual knowledge of the attorneys currently with the firm who have represented the Mississippi Subsidiaries in connection with the transactions contemplated by the Transaction Documents or other matters, and (ii) the representations and warranties of or on behalf of the Mississippi Subsidiaries in the Transaction Documents, which have not been independently verified by us.

We express no opinion as to the laws of any jurisdiction other than the State of Mississippi.

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

This opinion is intended solely for the use of the addressees in connection with the Transaction Documents. This opinion is rendered as of the date stated herein and the undersigned undertakes no obligation to update the provisions herein. This opinion may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm; provided, however, (i) U.S. Bank National Association, in its capacity as trustee under the Indenture may rely on this opinion as if it were addressed to it in such capacity and (ii) we hereby consent to the reliance upon this opinion by Milbank LLP, and Cahill Gordon & Reindel LLP in connection with their respective opinions pursuant to the Underwriting Agreement, and to the inclusion of this opinion as an exhibit to such opinions.

We hereby consent to being named in the Registration Statement as having prepared this opinion and to the filing of this opinion as an exhibit to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Butler Snow LLP